                                                                   EXHIBIT 11.1


                                 MICROAGE, INC.
                         PRIMARY EPS DETAIL CALCULATION

                                                    39 weeks ended
                                             --------------------------
                                               July 30,       July 31,
                                                 1995           1994
                                             -----------    -----------
Common stock
Weighted average common shares                14,103,883     12,304,858

Common stock equivalents
Weighted average warrants and options            210,651        690,863
                                             -----------    -----------
Total weighted average common and
   common equivalent shares outstanding       14,314,534     12,995,721
                                             ===========    ===========

Net income available for EPS                 $ 5,965,000    $12,794,000

Primary EPS                                  $      0.42    $      0.98